AMENDMENT NO. 3
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of July 30, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM International Mutual Funds (Invesco International Mutual Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties agree to amend the Agreement to change the name of Invesco Global Select Companies Fund to Invesco Select Opportunities Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Asia Pacific Growth Fund
Invesco European Growth Fund
Invesco Global Growth Fund
Invesco Global Opportunities Fund
Invesco Global Small & Mid Cap Growth Fund
Invesco International Core Equity Fund
Invesco International Growth Fund
Invesco Select Opportunities Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric Adelson
Name:	Eric Adelson
Title:	Senior Vice President

By:	/s/ Julianna Ahn
Name:	Julianna Ahn
Title:	Assistant Secretary

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Michael Ballhausen /s/ Christen Puschmann
Name:	Michael Ballhausen Christen Puschmann
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Martin McLoughlin
Name:	Martin McLoughlin
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Mark Yesberg /s/ Nick Burrell
Name:	Mark Yesberg Nick Burrell
Title:	Director Secretary

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Desmond Ng /s/ Gracie Lou
Name:	Desmond Ng Gracie Lou
Title:	Directors

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary General Counsel

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